                                                                   EXHIBIT 10.09

                          PROPERTY MANAGEMENT AGREEMENT


         THIS PROPERTY MANAGEMENT AGREEMENT ("Agreement") made as of November 1, 2004, by and between CEDAR-FRANKLIN VILLAGE LLC, a Delaware limited liability company ("Owner") and Calarese Properties, Inc., a Massachusetts Corporation ("Agent").

                                   BACKGROUND

         A. Owner is the owner of the land and improvements known as Franklin Village Shopping Center, Franklin, MA 02038 (the "Property").

         B. Owner desires to retain Agent as its exclusive agent for the purposes of leasing and managing the Property on behalf of Owner and Agent is willing to act as agent for Owner with respect to the Property on the terms and conditions of this Agreement as more fully set forth herein.

         NOW, THEREFORE, in consideration of the agreements and covenants herein contained, and intending to be legally bound hereby, Owner and Agent agree as follows:

         1. Owner hereby employs Agent to manage and lease, as the exclusive broker, the Property upon the terms and conditions hereinafter set forth an initial term of three (3) years from the date hereof unless otherwise extended, renewed or terminated as hereinafter set forth.

         2. Agent agrees (in accordance with Owner's standard written operating procedures provided, simultaneously herewith, by Owner to Agent), to perform the following:

              2.1. Use its best efforts to lease or cause brokers or other agents to lease on behalf of Owner all available space in the Property;

              2.2. Diligently to collect rents, additional rents and all other sums due from tenants when due and, where necessary or appropriate, except as directed otherwise by Owner (in which event Owner shall bear the administrative costs of relieving Agent of such duty or duties), take all such actions as Agent shall deem necessary or advisable to enforce all rights and remedies of Owner under the leases relating to the Property (the "Leases") or to protect the interest of Owner, including, without limitation, the preparation and delivery to tenants under the Leases ("Tenants") of all "late payment", default, and other appropriate notices, requests, bills, demands, and statements. Agent, with Owner's prior written approval, may retain counsel, collection agencies, and such other persons and firms as Agent shall deem appropriate or advisable to enforce, after notification to Owner, by legal action the rights and remedies of Owner against any Tenant default in the performance of its obligations under a Lease. Agent shall promptly notify Owner of the progress of any such legal action;

              2.3 [Intentionally Omitted]


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              2.4. Agent shall periodically report to Owner on the general operations, occupancy, physical condition, disbursements, delinquencies, uncollectible accounts, and other matters relating to the Property. Agent shall prepare and submit to Owner for its approval no later than November 1 of each calendar year (or such later date as the parties agree, but in any case by December 1, 2004 for calendar year 2005) a proposed pro forma budget for all costs pertaining to the operation and maintenance of the Property during the ensuing calendar year. Each such budget shall be substantially in the same form as the approved budget in effect for the prior calendar year, shall set forth expenditures on an annual and a monthly basis, and shall not, except for informational purposes, include estimates for costs and expenses for which Owner will be reimbursed by Tenants under the Leases. Agent shall make such reasonable modifications to each proposed pro forma budget it prepares in accordance with this Section until Owner shall have approved this budget in writing, which approval shall be at its sole discretion. Such budget and revisions shall be deemed to be accepted and approved by Owner unless specifically rejected or accepted within fifteen (15) days of submission: All of the matters set forth in this Section 2.4 shall be performed only upon the instruction of and in the manner required by Owner.

              2.5. To account for all advance deposits of Tenants;

              2.6. To request refunds to Tenants from escrow accounts, the funds of the Property or funds provided by Owner, as appropriate, pro-rated rents, rebates, allowances, advance deposit refunds, and such other amounts as are legally due Tenants;

              2.7. To collect from Tenants all insurance polices, Tenant insurance certificates, or other evidence of insurance required to be carried by Tenants;

              2.8. [Intentionally Omitted.]

              2.9. To respond to complaints and inquiries by Tenants, prospective tenants and others, and to take such corrective actions as Agent deems appropriate;

              2.10. To contract on behalf of and at the expense of Owner for such supplies and services in reasonable quantities and at reasonable prices as may be appropriate with respect to the Property, and to supervise and administer such contracts, including, without limitation, contracts for mechanical maintenance (including preventative maintenance), window and facade maintenance and cleaning, metal maintenance, pest control, trash removal, janitorial and maintenance supplies, building security, public relations, collection and credit reporting, legal and accounting services, computer services, architectural and engineering services, laundry services, and janitorial or cleaning services. In so contracting, Agent may contract with entities or persons affiliated with it, provided, however, that the rates and charges of the affiliated entity or person are generally competitive and consistent with rates and charges by non-affiliated entities and will obtain a minimum of two (2) competitive bids from non-affiliated contractors respecting any contract exceeding Ten Thousand Dollars ($10,000.00);

              2.11. To negotiate on behalf of Owner any applicable labor or collective bargaining agreements related to employees of Owner at the Property only upon the instruction of and in the manner required by Owner;

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              2.12. To hire, discharge, promote or demote, and supervise the on-site employees of Owner, if any, whose wages and fringe benefits shall be the responsibility of Owner, which employees may include, but are not necessarily limited to, building manager, maintenance personnel, porters, laborers, security staff and watchmen, provided, however, that any personnel hired by Agent whose wages are not provided for in the approved budget, or otherwise approved by Owner shall be employees of Agent and their wages and fringe benefits shall be paid by Agent without reimbursement by Owner. Without limiting the foregoing, Owner agrees that the two (2) maintenance employees working at the Property immediately prior to the Owner's acquisition of the Property shall be employed by Agent, and Agent shall bill the work of such employees to Owner at the same hourly rate as were historically billed to the prior owner of the Property for work by such employees, which rates shall be reflected in the approved budget.

              2.13. To supervise and coordinate the moving in and moving out of Tenants to accomplish efficient and time saving use of personnel and elevators and maintain appropriate public relations with Tenants and prospective tenants;

              2.14. [Intentionally Omitted.]

              2.15. To prepare and file or cause to be prepared and filed on behalf of Owner such applications for permits, and/or licenses as may be required for the operation of the Property;

              2.16. To assist with preparation and, where appropriate, transmit payroll records, accounting reports, vacancy and occupancy reports, delinquency reports, cash flow reports, and disbursement ledgers. Agent may contract with others, including but not limited to entities or persons affiliated with it, or provide its own personnel for the performance of accounting, bookkeeping and computer services in connection with such preparation assistance and transmittal, all without any additional charge to Owner. All of the matters set forth in this Section 2.15 shall be performed only upon the instruction of and in the manner required by Owner;

              2.17. To institute and prosecute on behalf of Owner, and with Owner's prior written approval, such legal actions or proceedings as the Agent deems to be appropriate; to collect sums due Owner; with Owner's approval, to evict a Tenant, former Tenant or occupant of the Property; to regain possession of the Property or any part thereof; to contest any bill or charge asserted against or with respect to the Property; to defend any administrative or legal action brought against Agent and/or Owner with respect to the Property; with Owner's approval, to commence litigation pertaining to any labor or employment related dispute; to administratively process or litigate any tax related issue or other issues relating to the Property; to appeal all such proceedings and law suits; and to settle or compromise any claims, law suits, judgments and proceedings relating the Property, provided however that Agent shall first notify Owner of any compromise which would result in an expenditure by or loss to Owner in excess of Ten Thousand Dollars ($10,000.00) in the aggregate;

              2.18. [Intentionally Omitted.]

              2.19. To open and maintain accounts on behalf of Owner with such suppliers and vendors as are necessary or appropriate for the efficient operation of the Property;

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              2.20. Subject to the approval by the Owner, to join and
participate on Owner's behalf in such professional, trade or industry organizations and associations relating to office buildings/retail property as is necessary or appropriate with respect to the operation of the Property;

              2.21. To notify Owner of any violations of any laws, orders, rules, or determinations of any governmental authority or agency affecting the Property promptly after such occurrence is known to Agent;

              2.22. To notify Owner of any catastrophe or major loss or damage or other material adverse change with respect to the Property, and to similarly notify all appropriate insurance authorities of the same, promptly upon Agent's knowledge thereof;

              2.23. In the event Agent is able to arrange for construction work performed at the Property on behalf of Owner at a lower cost than Owner is able to procure for itself (using, if required by Owner, union labor), to supervise and arrange for construction work required by Owner and to receive a construction supervision fee in the amount of five percent (5%) of the total construction costs;

              2.24. Upon request of Owner, to provide or arrange for such engineering, architectural, design or consulting services with respect to construction, rehabilitation or decorating work or proposed construction, rehabilitation or design work at the Property, all such services to be paid for by Owner;

              2.25. To handle on behalf of Owner the submission to appropriate insurance officials of insurance claims and the settlement thereof,

              2.26. To prepare such reports, data, presentations, market surveys or other material as Owner requests in connection with the sale, refinancing, disposition or master leasing of the Property;

              2.27. To institute at Owner's expense, advertising, marketing and public relations campaigns pertaining to the Property as requested by Owner;

              2.28. To recommend to Owner, where Agent deems it appropriate, programs for the rehabilitation, remodeling, repairs and marketing of the Property; and

              2.29. To perform such other services on behalf of Owner with respect to the Property customarily performed by agents within the Property's geographical area as shall be reasonably requested from time to time by Owner. If Owner and Agent disagree as to which services are customarily performed by agents as aforesaid, Agent shall not be required to perform such service until resolution of such dispute, and such non-performance shall not be the basis of termination by Owner of this Agreement.

         3. Owner expressly withholds from Agent any power or authority to make any structural changes in any building or to make any other major alterations or additions in or to any such building or equipment therein, or to incur any expense chargeable to Owner other than expenses related to exercising the express powers above vested in Agent without the prior written direction of Owner (or any party that Owner shall direct), except such emergency repairs as may be required because of danger to life or property or which are immediately necessary for the preservation and safety of the Property or the safety of the occupants thereof or are required to avoid the suspension of any necessary service to the Property.

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         4. [Intentionally Omitted.]

         5. Except as otherwise provided for herein, Owner shall pay to Agent a property management fee in an amount equal to three percent (3%) of the gross receipts of the Property. This fee shall be payable in monthly installments 10 days after the end of the month for which the management fee is applicable. Gross receipts of the Property shall include all rents, percentage rents, tenant charges, reimbursements from Tenants for common area maintenance charges, insurance, utilities and real estate taxes and such other amounts as are collected from Tenants and shall exclude the proceeds from any sale or refinancing of the Property or any portion thereof and the proceeds of any settlements, insurance award (except as provided in Section 2.24) or condemnation award. This fee does not include payment for leasing services.

              5.1. Notwithstanding anything to the contrary contained herein or elsewhere in this Agreement, the parties hereto acknowledge and agree that pursuant to the terms of that certain Third Amendment to Agreement of Purchase and Sale (the "Third Amendment") dated as of September 13, 2004, by and between Roger V. Calarese and A. Richard Calarese, as trustees of Franklin Village Trust dated January 19, 1979, as amended, as seller ("Seller"), and Owner, as purchaser, Seller agreed, among other things, to pay to Owner an amount equal $5,333.33 plus pro-rata charges on account of taxes, insurance and common area maintenance at the Property with respect to certain vacant space at the Property formerly leased to Golf USA and EnviroSpace, as such amount may be reduced by rents actually received and by certain other payments as agreed between the parties (the "Enviro/Golf Payment Amount") on the first day of each full calendar month following the date hereof for twenty four (24) months (the "Payment Period"), commencing on the first day of the first full calendar month following the date hereof. From and after the commencement of the Payment Period, Seller's failure timely to pay the Enviro/Golf Payment Amount to Owner shall be an event of default hereunder pursuant to the Third Amendment, and Owner shall be entitled to offset any unpaid portion of the Enviro/Golf Payment Amount against any amounts payable to Agent under this Agreement, until such time as any and all delinquent portions of the Enviro/Golf Payment Amount are paid in full either by payment from Seller or Owner's offset rights hereunder.

              5.2. Agent shall be the exclusive leasing agent for the Property. Subject to Section 5.1 above with respect to the Enviro/Golf Payment Amount, Owner shall pay Agent a commission at the rates annexed hereto as Schedule of Brokerage Commissions for each lease signed during the term of this Agreement upon occupancy by the tenant pursuant thereto. Notwithstanding the foregoing, in the event Owner (or an affiliate of Owner), procures a tenant during the term or if a third-party broker procures a tenant during the term or is otherwise due a commission in connection with a new tenant, the commission owed to Agent shall be reduced by fifty percent (50%). In the event of any renewal, extension, or an expansion of an existing lease, Agent shall not receive a commission.

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         6. Owner shall reimburse Agent for reasonable, actual out-of-pocket expenses including telephone and facsimile charges, postage and express mail service and travel and food expenses incurred by Agent in connection with Agent's on-site supervision of the Property by Agent's officers and personnel (evidenced by receipts submitted to Owner).

         7. [Intentionally Omitted.]

         8. The Agent shall have a lease (copy attached) to occupy, during the term of this Agreement, the space at the Property identified as Suite 301 ("Agent's Office"), for use as Agent's office. In addition to Agent's Office, Agent shall have the exclusive right, during the term, at no cost to Agent, to utilize the garage on the Property, located behind space currently occupied by KB Toys, for use as storage for maintenance equipment.

         9. In performing its obligations hereunder, Agent shall comply with all applicable federal, state and local laws and regulations.

         10. The initial term of this Agreement shall be for a period of three
(3) years from the date hereof and this Agreement shall automatically renew from year to year thereafter unless and until terminated by either party upon ninety
(90) days' prior written notice thereof. Notwithstanding the foregoing, (i) Owner shall be entitled to terminate this Agreement (with no additional compensation) at any time upon fifteen (15) days' notice to Agent in the event of the malfeasance or breach of this Agreement by Agent or upon the filing of a bankruptcy petition against or by Agent, and (ii) Agent and Owner shall each be entitled to terminate this Agreement for convenience at any time upon thirty
(30) days' notice to the other. Without limiting the foregoing, this Agreement shall terminate automatically (with no additional compensation) if:

              (i) all or substantially all of the Property is condemned or acquired by eminent domain; or

              (ii) all or substantially all of the Property is destroyed by fire or other casualty as a result of which all or substantially all of Tenants are unable to continue the normal conduct of their business in their respective occupied spaces and are permanently released under their respective leases from the payment of all rent thereunder; or

              (iii) all of the Property is sold to an unrelated, third-party purchaser.

         In the event Owner terminates Agent for Owner's convenience, for reasons other than (A) those reasons set forth in items (1), (ii), or (iii) above, or (B) the malfeasance or breach of this Agreement by Agent or upon the filing of a bankruptcy petition against or by Agent, Owner shall make a payment to Agent, on or before the date this Agreement terminates, of an amount equal to the product of (A) three percent (3%) of the average monthly gross receipts of the Property (based upon the twelve months immediately preceding the date of said termination), multiplied by (B) the lesser of (1) twenty-four (24) months from the date of such termination, or (ii) the number of months remaining in the balance of the initial three (3) year term.

         11. Owner shall pay or reimburse Agent for any monies due it under this Agreement for services prior to termination, notwithstanding termination of this Agreement. All provisions of this Agreement that require Owner to have insured or to defend, reimburse or indemnify Agent shall survive any termination, and, if Agent is or becomes involved in any proceeding or litigation by reason of having been Owner's Agent, such provisions shall apply as if this Agreement were still in effect.

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         12. Owner agrees to release, indemnify, defend, and save the Agent, its officers and employees harmless from and against all claims, disputes, losses, liabilities and suits (including but not limited to all attorneys' fees and litigation expenses and Agent's costs in connection therewith) in any way:

              (i) relating to or arising in connection with the Property and/or damage to property and injuries to or death of any employee, invitee or other person whomsoever, and/or Agent's performance of its duties hereunder;

              (ii) relating to any proceeding or suit involving an alleged violation by Owner of any law applicable to the Property or operations thereof; and

              (iii) relating to obligations assumed by Agent, its officers or employees in connection with any financing or refinancing entered into in connection with the Property.

              12.1. The obligations of Owner to indemnify, hold harmless, and reimburse Agent are subject to the following conditions:

              (i) Agent shall promptly notify Owner of any matter with respect to which Owner is required to indemnify, hold harmless, or reimburse Agent; and

              (ii) Agent shall not take or fail to take any actions, including an admission of liability, which would bar Owner from enforcing any applicable coverage under policies of insurance held by Owner or would prejudice any defense of Owner in any appropriate legal proceedings pertaining to any such matter or otherwise prevent Owner from defending itself with respect to any such matter, provided such action or failure to act resulted from the gross negligence or willful malfeasance of Agent.

         Notwithstanding the foregoing, Owner shall not be required to indemnify, hold harmless, or reimburse Agent with respect to any matter to the extent the same resulted from the gross negligence or willful malfeasance of Agent or actions taken by Agent outside of the scope of Agent's authority under this Agreement or any express or implied direction of Owner.

         The provisions of this Section shall survive the expiration and any termination of this Agreement.

         Owner agrees to cause Agent to be named as an additional named insured on all liability and umbrella coverages maintained by owner with respect to the Property.

         13. Owner and Agent shall each waive any claim for loss or damage against the other and mutually agree to hold each other harmless for loss to the Property to the extent that either party is reimbursed or indemnified by insurance coverage.

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         14. Agent will promptly notify Owner of any violations of any requirements of any statute, ordinance, law or regulation of any Governmental body or any public authority or official thereof having jurisdiction and shall promptly take all actions necessary to cure such violations and to prevent any civil or criminal liability from being imposed.

         15. In the event it is alleged or charged that the Property or any equipment therein or any act or failure to act by the Owner or its agents with respect to the Property or the sale, rental, or other disposition thereof fails to comply with, or is in violation of, any of the requirements of any provisions, statute, ordinance, law, or regulation of any Governmental body or any order or ruling of any public authority or official thereof having or claiming to have jurisdiction thereover, and Agent, in its sole and absolute discretion, considers that the action or position of Owner may result in damage or liability to Agent, Agent shall have the right to cancel this Agreement at any time by giving not less than thirty (30) days' prior written notice to Owner of its election so to do, which cancellation shall be effective upon the service of such notice. Such notice may be served upon receipt or refusal or refusal by Owner personally or by United States certified mail, return receipt requested, and if served by mail shall be deemed to have been served when deposited in the United States mail system. Such cancellation shall not release the indemnities of Owner and Agent set forth herein and shall not terminate (i) any liability or obligation of Owner to Agent for any payment, reimbursement, or other sum of money then due and payable to Agent hereunder as of the date of such cancellation, or (ii) any obligation of Agent to remit monies to Owner or to complete its obligations hereunder to the date of such cancellation. Agent shall cooperate with Owner to ensure a smooth and efficient transition to a new managing agent, including but not limited to, prompt delivery of files relating to the Property.

         16. Agent agrees to release, indemnify, defend and save Owner harmless from and against all claims, disputes, losses, liabilities and suits (including but not limited to all attorneys' fees and litigation expenses and Owner's costs in connection therewith) in any way resulting from the gross negligence or willful malfeasance of Agent, or its employees (i) relating to or arising in connection with the Property and/or damage to property and injuries to or death of any employee, invitee or other person whomsoever, and/or Agent's performance of its duties hereunder; or (ii) relating to any proceeding or suit involving an alleged violation by Agent of any law applicable to the Property or operations thereof.

         17. It is expressly agreed by the parties that:

              17.1. The parties have entered into this Agreement without any inducements, representations, statements, warranties or agreements made by either party other than those expressly stated herein.

              17.2. This Agreement embodies the entire understanding of the parties with respect to the subject matters stated herein and there are no other understandings or undertakings related to the within subject matters, except for such other agreements referred to herein and the Eurohypo AG Cash Management Agreement. This Agreement may be modified only by a written agreement signed by the parties hereto.

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              17.3. The provisions of this Agreement are severable and to the extent that any provision herein is determined by court order, law or rule to be invalid, such invalidity shall in no way affect nor invalidate the other provisions of this Agreement.

              17.4. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

              17.5. With respect to any and all disputes under or relating to this Agreement, the parties consent to the exclusive jurisdiction and venue of the Supreme Court of the State of New York, Nassau County and the Untied States District Court for the Eastern District of New York, and the appellate courts with supervisory powers thereover.

              17.6. The parties agree that in any litigation or proceeding commenced by either party against the other, service of process shall be deemed to be effective either by hand delivery thereof or by the mailing thereof via certified mail, postage prepaid, return receipt requested, with a proof of mailing receipt validated by the U. S. Postal Service constituting the sufficient evidence of service of process.

              17.7. With respect to any notices that are required or permitted to be made pursuant to this Agreement, they shall be in writing and either delivered personally or sent by United States certified mail, return receipt requested, addressed as follows:

         As to Owner:

                  Cedar-Franklin Village LLC
                  c/o Cedar Shopping Centers Partnership, L.P.
                  44 South Bayles Avenue, Suite 304
                  Port Washington, NY 11050
                  Attention: Brenda J. Walker

         With a copy to:

                  Cedar-Franklin Village LLC
                  c/o Cedar Shopping Centers Partnership, L.P.
                  44 South Bayles Avenue, Suite 304
                  Port Washington, NY 11050
                  Attention: Stuart H. Widowski, Esq.

         As to Agent:

                  LIST AGENT HERE Calarese Properties, Inc.
                  1000 Franklin Village Drive, Suite 301
                  Franklin, MA 02038
                  Attention: Roger V. Calarese, President

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              17.8. This Agreement may not be assigned by Agent without the prior written consent of Owner, provided, however, that Owner consents to Agent's designating a subsidiary or affiliate of Agent to act on behalf of Agent as leasing and rental agent for the Property. This Agreement shall be binding upon and benefit the parties hereto and their respective successors and permitted assigns.

         18. [Intentionally Omitted.]

         19. Agent acknowledges and agrees that an affiliate of Owner is subject to the requirements of the Sarbanes-Oxley Act of 2002 and, accordingly, Owner's standard operating procedures may differ from similarly situated owners of property not subject to such Act. Agent agrees that it shall comply with any requirements of the Act, to the extent Owner gives Agent notice thereof and instructions with respect thereto.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Property Management Agreement as of the day and year first set forth above.


                                        AGENT

                                        CALARESE PROPERTIES, INC.


                                        By:
                                           ------------------------------------
                                           Name:  Roger V. Calarese
                                           Title: President


                                        OWNER

                                        CEDAR-FRANKLIN VILLAGE LLC


                                        By:
                                           ------------------------------------
                                           Name:  Brenda J. Walker
                                           Title: Vice President

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                                   EXHIBIT "A"


            Year 1               5% of annual net fixed minimum rent

            Years 2 & 3          4% of annual net fixed minimum rent

            Year 4               3 % of annual net fixed minimum rent

            Year 5               2% of annual net fixed minimum rent

            Year 6 and           2% of annual net rent for each and every year
            beyond ....          of the primary term. (nothing for option
                                 periods, for renewals or extensions of existing leases, or for expansions by existing tenants)

1. The following amounts shall be excluded or deducted, as the case may be, from the term "net aggregate fixed minimum rent":

    (a) amounts which are above or in addition to the fixed rent, whether payable by Tenant as adjustments or otherwise, for realty taxes, cleaning costs, all other operating expense escalations or pass-throughs, percentage rentals (if any) and periodic adjustments in rentals whether based on Consumer Price Index or otherwise shall be excluded;

    (b) amounts paid to Landlord by Tenant, or melded into Tenant's rental under the Lease, for work performed for Tenant in excess of Landlord's Work as specified in the Work Letter attached to the Lease shall be excluded;

    (c) amounts added to or melded into Tenant's rental under the Lease to reimburse Landlord for Tenant's space in another Shopping Center which Landlord agrees to "take over" and credits allowed to Tenant against Lease rental for payments made by Tenant to its landlord(s) to satisfy, cancel or discharge leasehold obligations of Tenant. These payments shall be deducted as allowed or made against Tenant's rental under the Lease;

    (d) amounts agreed to be paid by Landlord to landlords of Tenant to satisfy, cancel or discharge Tenant's obligations under its existing leases or agreements and losses incurred in assigning such leases or subletting such space. Such payments shall be deducted when paid and losses shall be deducted when incurred;

    (e) amounts paid for additional cleaning, security and/or other services not commonly supplied to other tenants of the Shopping Center shall be excluded;

    (f) amounts paid by Tenant in connection with Tenant's option to cancel, if any, shall be excluded;

    (g) rent concessions, work letter allowances and rent allowances granted to Tenant shall be deducted.

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2.  The Commission constitutes the maximum amount of commission or compensation that may become due and payable in connection with the proposed Lease with Tenant. No commission or other compensation shall be due or payable for any lease extension or lease renewal and no commission or other compensation shall be due or payable in the event Tenant leases any additional space in the Shopping Center.

3. If any Lease gives Tenant the right to cancel before its term commences and the Tenant exercises that right, if our first mortgagee does not approve the Lease to Tenant, and as a result the Lease term never commences, or if for any reason the Lease does not commence pursuant to its terms (other than by reason of our willful default under the Lease between us and the Tenant after due execution and delivery thereof) you shall not be entitled to receive any Commission or compensation whatsoever and you hereby waive any claim therefor. The initial payment of the Commission (if any is theretofore paid to you) may, however, be retained by you, but we shall have no further liability to you under this agreement.

4. The commission described above shall be earned by you only if (A) a written Lease is executed and unconditionally delivered by and between us and the Tenant within one (1) year of the date hereof and (B) the term of the Lease has commenced and (C) Tenant has assumed actual possession of the premises let to Tenant (or any permitted subtenant or assignee has taken possession) and (D) Landlord has received payment for the first month of Minimum Rent and (E) Tenant has opened for business to the public in accordance with the terms of the Lease.